Exhibit 14.1

Vertical Data Inc. Code of Ethics & Conduct

Effective Date: May 3, 2024

Table of Contents

1.	Introduction
2.	Core Values
3.	Ethical Standards and Business Conduct
4.	Workplace Behavior and Expectations

○	Professional Conduct
○	Remote Work Standards
○	Communication and Collaboration
○	Diversity, Equity, and Inclusion
○	Harassment and Discrimination
○	Substance Abuse and Workplace Safety

5.	Protecting the Company

○	Use of Assets and Resources
○	Confidential Information and Data Security
○	Intellectual Property
○	Accuracy and Integrity of Records

6.	Compliance with Laws and Regulations

○	Anti-Bribery and Corruption
○	Insider Trading and Securities Compliance
○	Conflicts of Interest
○	Gifts and Entertainment
○	Antitrust and Fair Competition

7.	Environmental and Social Responsibility
8.	Reporting Concerns and Whistleblower Protections
9.	Governance, Enforcement, and Accountability
10.	Updates and Acknowledgment

1. Introduction

Vertical Data Inc. (“Vertical Data” or the “Company”) is committed to conducting its operations with the highest ethical standards, transparency, and professionalism. As we evolve into a public company, this Code of Conduct (“Code”) reflects our commitment to integrity, accountability, and long-term value creation for all stakeholders.

This Code applies to all employees, officers, directors, contractors, and business partners worldwide. It serves as a guide for ethical decision-making and outlines the behavior expected in all interactions.

2. Core Values

1.	Integrity: Acting with honesty and fairness in all business dealings.
2.	Customer Focus: Delivering value through innovative and reliable solutions.
3.	Collaboration: Building strong partnerships within and outside the organization.
4.	Accountability: Taking responsibility for actions and outcomes.
5.	Sustainability: Championing environmentally conscious practices.
6.	Respect: Promoting an inclusive and supportive work environment.

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3. Ethical Standards and Business Conduct

At the Company, all employees and stakeholders are expected to:

●	Act in compliance with all applicable laws and company policies.
●	Conduct business with honesty and transparency.
●	Avoid actions that could harm the Company’s reputation or relationships.
●	Promptly report any unethical behavior or policy violations.

4. Workplace Behavior and Expectations

Professional Conduct

●	Employees and representatives of the Company are ambassadors of the Company, both professionally and personally. Actions or behaviors that may negatively impact the Company’s reputation should be avoided.
●	Treat colleagues, clients, and stakeholders with professionalism, courtesy, and respect.
●	Avoid inappropriate language, behavior, or actions that could disrupt workplace harmony.

Remote Work Standards

●	Maintain a professional and productive workspace.
●	Use secure Company-approved tools for communication and data sharing.
●	Adhere to data security and confidentiality policies at all times.

Communication and Collaboration

●	Foster open, honest, and constructive communication.
●	Be responsive to colleagues, partners, and clients.
●	Use respectful language in all written and verbal communications.

Diversity, Equity, and Inclusion

●	The Company provides equal employment opportunities to all individuals regardless of age, gender, race, religion, disability, or other protected characteristics. Recruitment, promotions, and benefits will be free from any form of discrimination.
●	Embrace diverse perspectives, backgrounds, and ideas.
●	Promote equity and inclusion in hiring, teamwork, and leadership.

Harassment and Discrimination

The Company has zero tolerance for harassment or discrimination in any form, including:

●	Unwelcome verbal, physical, or visual conduct.
●	Discrimination based on race, gender, age, disability, religion, or other protected categories.
●	Retaliation against those who report harassment or discrimination.

Substance Abuse and Workplace Safety

●	Refrain from substance abuse, including illegal drugs or alcohol during work hours.
●	Prioritize health and safety in all work environments, physical and digital.

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Human Rights

●	The Company adheres to the principles of the United Nations Universal Declaration of Human Rights, promoting respect for fundamental human rights and freedoms in all aspects of our operations.

5. Protecting the Company

Use of Assets and Resources

●	Use Company resources (e.g. laptops, software) responsibly and for legitimate purposes.
●	Avoid misuse, damage, or unauthorized access to company assets.
●	Employees must ensure that Company assets, including intellectual property and digital resources, are used responsibly and solely for legitimate business purposes. Safeguards must be implemented to prevent misuse or loss.

Confidential Information and Data Security

●	Protect proprietary data, including financial records, customer information, and internal strategies.
●	Use strong passwords, secure devices, and follow all IT security protocols.
●	Report any data breaches or suspicious activities immediately.

Intellectual Property

●	Safeguard the Company’s intellectual property, including trademarks, copyrights, and trade secrets.
●	Respect third-party intellectual property and avoid unauthorized use.

Accuracy and Integrity of Records

●	Ensure that all financial records, reports, and submissions are truthful and accurate.
●	Comply with document retention policies and legal requirements.
●	Avoid falsifying or misrepresenting data under any circumstances.

6. Compliance with Laws and Regulations

Anti-Bribery and Corruption

●	Do not offer, accept, or tolerate bribes, kickbacks, or illicit payments.
●	Ensure third-party partners comply with anti-corruption laws like the FCPA.

Insider Trading and Securities Compliance

●	Refrain from using non-public information for personal financial gain.
●	Avoid sharing confidential information that could influence trading activities.

For more details, refer to the Insider Trading Policy.

Conflicts of Interest

●	Disclose any personal, financial, or professional relationships that could conflict with company interests.
●	Refrain from engaging in external activities that may interfere with job responsibilities.

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Gifts and Entertainment

●	Gifts under $50 are acceptable; anything above must be reported to the audit committee.
●	Avoid giving or receiving gifts that may appear to influence business decisions.

Antitrust and Fair Competition

●	Compete ethically and comply with antitrust laws.
●	Avoid collusion, price fixing, or other anti-competitive practices.

7. Environmental and Social Responsibility

●	Sustainability: Minimize environmental impact through responsible operations and innovative practices.
●	Community Engagement: Support initiatives that improve local communities and foster inclusivity.
●	Diversity in Supply Chain: Partner with vendors and suppliers that align with the Company’s ethical and environmental standards.

8. Reporting Concerns and Whistleblower Protections

The Company encourages open communication and the reporting of concerns:

●	Reporting Channels: Use the audit committee email, or direct reports to the Audit Committee.
●	Confidentiality: All reports will be handled with discretion and privacy.
●	Protection from Retaliation: Employees reporting concerns in good faith are protected under the Whistleblower Policy.
●	Anonymous Reporting: Anonymous submissions are accepted but may limit investigative ability.

For more details, refer to the Whistleblower Policy.

9. Governance, Enforcement, and Accountability

●	Any exceptions to the Code must be approved by the Board of Directors and disclosed as required by applicable laws and regulations
●	Non-compliance with this Code may result in disciplinary actions, including termination of employment or contractor relationships. Severe violations may be referred to legal authorities for further action.
●	The Audit Committee oversees compliance and enforces corrective measures.
●	Annual reviews of this Code ensure alignment with evolving business and legal standards.
●	All employees, officers, contractors, and directors are required to certify annually their understanding of and compliance with this Code. The Audit Committee will ensure that certifications are collected and will report compliance status to the Audit Committee.

10. Updates and Acknowledgment

The Code is subject to periodic updates. Employees will be notified of changes and must reaffirm their understanding and adherence annually.

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